Exhibit 4.1

Execution Version

SHAREHOLDER AND REGISTRATION RIGHTS AGREEMENT

THIS SHAREHOLDER AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of October 21, 2013, by and among Plains GP Holdings, L.P., a limited partnership (the “Company”), and each of the parties listed on Annex A (the “Initial Holders”) (each a “Party” and collectively, the “Parties”).

W I T N E S S E T H:

WHEREAS, in connection with, and in consideration of, the transactions contemplated by the Company’s Registration Statement on Form S-1, (File No. 333-190227) initially filed with the Commission (as hereinafter defined) on July 29, 2013 and declared effective by the Commission under the Securities Act (as hereinafter defined) on October 15, 2013, the Initial Holders have requested, and the Company has agreed to provide, registration rights with respect to the Registrable Securities (as hereinafter defined), as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                                           Definitions

Unless otherwise defined herein, as used in this Agreement, the following terms have the following meanings:

“AAP” means Plains AAP, L.P., a Delaware limited partnership.

“AAP Class A Units” means Class A Units representing limited partner interests in AAP.

“AAP Class B Units” means Class B Units representing limited partner interests in AAP.

“AAP Partnership Agreement” means the Seventh Amended and Restated Limited Partnership Agreement of AAP, dated as of the date hereof, as such may be further amended, modified, supplemented or restated from time to time in accordance with the terms thereof.

“Affiliate” means, when used with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such person. For the purposes of this definition, the terms “controlling”, “controlled by”, or “under common control” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Blackout Period” means any of the following:

(a)                                 in the event that at any time Company management determines in good faith that the registration or offering of Registrable Securities at that time would be reasonably likely to cause or require disclosure (i) that the Company or PAA is pursuing a significant acquisition and that the disclosure of the pursuit of such transaction would be reasonably likely to jeopardize such transaction or (ii) of material, non-public information, the disclosure of which would be harmful to the Company or PAA and with respect to which the Company or PAA otherwise has a bona fide business purpose for preserving as confidential, a period of up to 30 calendar days following such determination;

(b)                                 if the Company has notified the Holders pursuant to Section 6 that it is updating any Registration Statement or Prospectus in accordance with the terms of this Agreement, a reasonable period of time, not to exceed 10 days, for the Company to complete such update;

(c)                                  any regular quarterly “black-out” period during which all directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect; and

(d)                                 in the event PAA is conducting or actively pursuing a securities offering with anticipated offering proceeds of at least one hundred and fifty million dollars ($150,000,000) (other than in connection with any at-the-market offering or similar continuous offering program), a period of fifteen (15) calendar days as specified in a written notice delivered by the Company to the applicable Holders pursuant to Section 2 or 3; provided, however, that the Company shall not be entitled to provide such a notice more than once in any three month period.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Houston, Texas or New York, New York.

“Commission” means the Securities and Exchange Commission.

“Demanding Holder” means Oxy, EMG, Kayne Anderson or PAA Management.

“EMG” means EMG Investment, LLC, a Delaware limited liability company.

“Encumbrance” means any security interest, pledge, mortgage, lien, charge, encumbrance, adverse claim, any defect or imperfection in title, preferential arrangement or restriction, right to purchase, right of first refusal or other burden or encumbrance of any kind.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any United States, foreign, supra-national, federal, state, provincial, local or self-regulatory governmental, regulatory or administrative authority, agency, division, body, organization or commission or any judicial or arbitral body.

“Holder” means any Party owning Registrable Securities (including any holder of AAP Class B Units who becomes a Party to this Agreement in accordance with Section 11), and any other Person to which such Registrable Securities are Transferred in accordance with this Agreement.

“IPO” means the initial offering and sale of the PAGP Class A Shares to the public.

“Kayne Anderson” means collectively KAFU Holdings, L.P., a Delaware limited partnership, KA First Reserve XII, LLC, a Delaware limited liability company, KA First Holdings II, L.P., a Delaware limited partnership, Kayne Anderson MLP Investment Company, a Maryland corporation, Kayne Anderson Energy Development Company, a Maryland corporation, and Kayne Anderson Midstream/Energy Fund, Inc., a Maryland corporation.

“Lock-Up Period” means, subject to any waiver granted pursuant to Section 13(a), the period commencing with the closing of the IPO and ending on the fifteen month anniversary of such closing.

“Offering Request” has the meaning set forth in Section 3(a).

“Oxy” means Oxy Holding Company (Pipeline), Inc., a Delaware corporation.

“PAA Management” means PAA Management, L.P., a Delaware limited partnership.

“PAGP Class A Shares” means Class A Shares of the Company.

“PAGP Class B Shares” means Class B Shares of the Company.

“Party” has the meaning set forth in the preamble.

“Permitted Transfer” has the meaning assigned to such term in the AAP Partnership Agreement.

“Person” means any individual, partnership, corporation, limited liability company, trust, incorporated or unincorporated organization or other legal entity of any kind.

“Prospectus” has the meaning set forth in Section 6(a).

“Registering Holder” means any Holder of Registrable Securities giving the Company a written notice pursuant to Section 2 requesting that its Registrable Securities be included in a Shelf Registration Statement or pursuant to Section 3 or Section 4 hereof requesting that its Registrable Securities be included in an Offering Request or any offering initiated by the Company.

“Registrable Securities” means any PAGP Class A Shares issuable upon exchange of AAP Class A Units and PAGP Class B Shares (including any such PAGP Class A Shares issuable in respect of vested AAP Class B Units following their exchange for AAP Class A Units and PAGP Class B Shares), even if any such exchange for PAGP Class A Shares shall not have yet occurred.  As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (a) they are sold pursuant to an effective Registration Statement under the Securities Act, (b) they are sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144, (c) they shall have ceased to be outstanding or (d) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.

“Registration Expenses” means, except for Selling Expenses (as hereinafter defined), all expenses incurred by the Company in effecting any registration or offering pursuant to this Agreement, including all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration.

“Registration Request” has the meaning set forth in Section 3(a).

“Registration Statement” has the meaning set forth in Section 6(a).

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts and selling commissions applicable to the securities sold in a transaction or transactions registered on behalf of the Holders.

“Shelf Notice” has the meaning set forth in Section 2(b).

“Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Transfer” means to give, sell, exchange, assign, transfer, pledge, mortgage, hypothecate, bequeath, devise or otherwise dispose of or subject to any Encumbrance, voluntarily or involuntarily, by operation of law or otherwise, and whether of record, beneficially, by participation or otherwise.

“Underwriting Request” has the meaning set forth in Section 3(a).

“Violation” has the meaning set forth in Section 8(a).

“Wachovia Holders” means each of Jay Chernosky, Paul N. Riddle, Russell T. Clingman, David E. Humphreys, Phillip J. Trinder and Kipp PAA Trust.

“WKSI” has the meaning set forth in Section 2(a).

Section 2.                                           Shelf Registration Statement

(a)                                 Subject to Section 2(d), and further subject to the availability of a registration statement on Form S-3 or any successor form thereto (“Form S-3”) to the Company, as soon as reasonably practicable after it is initially eligible to do so, the Company shall file, and use its commercially reasonable efforts to cause to be declared effective by the Commission as soon as reasonably practicable after such filing date, a Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of the Registrable Securities owned by the Holders in accordance with the plan and method of distribution set forth in the prospectus included in such Form S-3 (the “Shelf Registration Statement”).  Even if the Company is a well-known seasoned issuer (as defined in

Rule 405 under the Securities Act) (a “WKSI”), the Company shall not be required to file the Shelf Registration Statement on an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto, to the extent that the Company would be an ineligible issuer (as defined in Rule 405 under the Securities Act) with respect to a broad plan of distribution (inclusive of distributions not involving a firm commitment underwriting) customarily included in a shelf registration statement.

(b)                                 At least twenty (20) Business Days prior to the date on which the Company anticipates filing a Shelf Registration Statement, the Company will deliver written notice (the “Shelf Notice”) thereof to each Holder.  Each Holder will have the right to include its Registrable Securities in the Shelf Registration Statement by delivering to the Company a written request to so include such Registrable Securities within ten (10) calendar days after the Shelf Notice is received by any such Holder.

(c)                                  Subject to Section 2(d), the Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective (including by filing any necessary post-effective amendments to such Shelf Registration Statement or one or more successor Shelf Registration Statements) until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise cease to be Registrable Securities.

(d)                                 Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the Registering Holders who elected to participate in the Shelf Registration Statement (which notice shall provide reasonable detail regarding the basis for the Blackout Period), to require such Registering Holders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period. After the expiration of any Blackout Period and without any further request from a Registering Holder, the Company shall immediately notify all such Registering Holders and, to the extent necessary, shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)                                  All rights of Oxy, EMG and Kayne Anderson and their respective Affiliates to Transfer PAGP Class A Shares using the Shelf Registration Statement shall be subject to the transfer restrictions contained in Section 13(a).

Section 3.                                           Demand Registration Rights

(a)                                 General.  At any time following the Lock-Up Period but subject to any pending lock-up arrangement in accordance with Section 13(b), if the Company shall receive from any Demanding Holder a written request (an “Offering Request”) (i) that the Company file a registration statement with respect to any of such Holder’s Registrable Securities (a

“Registration Request”) or (ii) in the event that a Shelf Registration Statement covering such Holders’ Registrable Securities is already effective, that the Company engage in an underwritten offering (an “Underwriting Request”) in respect of such Holder’s Registrable Securities, then the Company shall, within one (1) Business Day of the receipt thereof, give written notice of such request to all Holders, and the Company and the Holders shall comply with the notice and participation procedures set forth in Section 4.  Subject to the other terms of this Section 3, the Company shall use its commercially reasonable efforts to effect, as soon as reasonably practicable, the registration under the Securities Act of the resale of all Registrable Securities that the Holders request to be registered in any Registration Request and/or the underwritten offering of all Registrable Securities that the Holders request to be offered pursuant to any Underwriting Request.  With respect to any Registration Request, the Company shall use commercially reasonable efforts to cause any related Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof and to keep such Registration Statement effective until participating Holder or Holders have completed the distribution described in such Registration Statement.  The Demanding Holder may request that the Company register the resale or effect an offering of such Registrable Securities on an appropriate form, including a Shelf Registration Statement (so long as the Company is eligible to use Form S-3).  The Company’s obligations pursuant to this Section 3(a) shall be subject to the following limitations and conditions:

(i)                                     the Company shall not be required to comply with any Offering Request that is received within ninety (90) calendar days after the closing of any underwritten offering effected by one or more Holders or the Company;

(ii)                                  the Company shall not be required to comply with any Offering Request where the anticipated aggregate offering price of all Registrable Securities requested to be registered or offered by the Demanding Holder (together with any related requests of other Demanding Holders) is equal to or less than two hundred million dollars ($200,000,000), unless the Demanding Holder’s remaining Registrable Securities have a value less than such two hundred million dollar ($200,000,000) limit, in which case such Demanding Holder may make a single and final request with respect to its remaining Registrable Securities; or

(iii)                               the Company shall not be required to comply with any Offering Request, and may suspend its obligations under this Section 3, as applicable, for the duration of any applicable Blackout Period, following its delivery of written notice thereof to the Holders;

(iv)                              the Company shall not be required to comply with any Registration Request at any time that the Shelf Registration Statement is effective;

(v)                                 the Company shall be entitled to postpone any Offering Request if, in the Company’s good faith judgment, it is not feasible for the Company to proceed with the Offering Request because audited or pro forma financial statements that are required by the Securities Act to be included in any related registration statement or prospectus are then unavailable, until such time as such financial statements are completed or obtained by the Company, provided that the Company shall use its commercially reasonable efforts to complete or obtain such financial statements as promptly as reasonably practicable.

(b)                                 Demand Procedures.

(i)                                     Any Offering Request shall specify: (i) the approximate aggregate number of Registrable Securities requested to be registered or offered for sale in such Offering Request, (ii) the intended method of disposition in connection with such Offering Request, to the extent then known and (iii) the identity of the Demanding Holder or Demanding Holders.

(ii)                                  In connection with any Offering Request, the Demanding Holder(s) and Company management shall jointly participate in the process of selecting the investment banking firms that will serve as lead and co-managing underwriters with respect to such underwritten offering.  In addition, the Company (together with all Holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten offering.  Notwithstanding any other provision of this Section 3, if the managing underwriter(s) advise the Demanding Holder(s) in writing that marketing factors require a limitation of the number of shares to be underwritten in a Holder-initiated registration or offering, the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated as follows:

(A)                               first, among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included in the registration or underwritten offering;

(B)                               second, to the Company; and

(C)                               third, if there remains availability for additional securities to be included in such registration or underwritten offering, pro rata among any other Persons who have been granted registration rights, or who have requested participation in such registration or underwritten offering.

Section 4.                                           Piggyback Registrations and Participation Rights

(a)                                 General.  If, at any time or from time to time after the date hereof, the Company proposes to register the sale of any of its securities or conduct an offering of registered securities for its own account or for the account of any third Person (including any Demanding Holder(s) or other Holders pursuant to this Agreement) on a form which would permit the registration or offering of Registrable Securities, except as otherwise provided herein, the Company will:

(i)                                     promptly give to each Holder written notice thereof; and

(ii)                                  include in such registration or offering, all the Registrable Securities specified in a written request or requests, made within seven (7) calendar days after delivery of such written notice from the Company, by any Holders (except that (A) if the managing underwriter(s) or the Person initiating the registration or offering determine that marketing factors require a shorter time period and so inform each Holder in the applicable written notice, such written request or requests must be made within three (3) calendar days and (B) in the case of an “overnight” offering or a “bought deal,” such written request or requests must be made within one (1) Business Day), except as set forth in Section 3(b) or Section 4(b); provided, however, that the Company may withdraw any registration or offering initiated by the Company at any time before any related registration statement becomes effective, or postpone or terminate any offering of securities under such registration statement initiated by the Company, without obligation or liability to any Holder. The Company shall not have to provide notice of any new registration of securities proposed by the Company to the extent the Registrable Securities of the Holders are already included in an effective Shelf Registration Statement. The absence of any requirement to provide such notice shall have no effect on the rights of any Holder to participate in any offering following such registration in accordance with the terms of this Agreement. Additionally, the Company shall not have to provide notice of any registration of securities proposed by the Company to any Holder to the extent such Holder does not hold a sufficient number of Registrable Securities to meet the minimum participation level set forth in Section 4(c) of this Agreement.

(b)                                 Underwriting.  The piggyback and participation rights of any Holder pursuant to Section 3 or this Section 4 shall be conditioned upon such Holder’s acceptance of the terms of, and participation in, the underwriting arrangements as agreed to by the Company and the managing underwriter(s). All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  In the event of any registration or offering initiated by the Company, the Company shall select the underwriters to participate in such registration or offering in its sole discretion.  Notwithstanding any other provision of this Section 4, if the managing underwriter(s) determine that marketing factors require a limitation of the number of shares to be underwritten in a Company-initiated registration or offering, the Company shall so advise all Holders whose securities would otherwise be registered or offered pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration or underwritten offering shall be so limited and, except as otherwise provided herein, shall be allocated as follows:

(i)                                     first, to the Company;

(ii)                                  second, if there remains additional availability for additional Registrable Securities to be included in such registration or underwritten offering, among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included in the registration or underwritten offering; and

(iii)                               third, if there remains availability for additional securities to be included in such registration or underwritten offering, pro rata among any other Persons who have been granted registration rights, or who have requested participation in such registration or underwritten offering.

If any Holder disapproves of the terms of any underwriting related to any underwritten offering effected pursuant to Section 3 or this Section 4, the Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s).  If by the withdrawal of such Registrable Securities a greater number of shares of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the managing underwriter(s)), then the Company shall offer to all Holders who have included Registrable Securities in the registration or underwritten offering the right to include additional shares of Registrable Securities in the same proportion used in determining the participation limitation in Section 3(b) or this Section 4(b).

(c)                                  Minimum Participation Level. To the extent a Holder has Registrable Securities included in an effective Shelf Registration Statement, such Holder may not exercise its piggyback or participation rights pursuant to this Section 4 unless such Holder requests the inclusion of Registrable Securities in the applicable registration or underwritten offering with a gross anticipated offering price that is equal to or greater than twenty-five million dollars ($25,000,000).

(d)                                 Wachovia Holders. Notwithstanding anything in this Agreement to the contrary, the Wachovia Holders shall not be deemed Holders for purposes of Sections 3 and 4 hereof, and accordingly shall not be entitled to notice or the piggyback or participation rights contemplated therein.

Section 5.                                           Registration Expenses

The Company will cause all Registration Expenses incurred in connection with any registration, filing, qualification or compliance pursuant to Sections 2, 3 and 4 to be borne by AAP, regardless of whether any Registration Statement becomes effective.  All Selling Expenses relating to the sale of securities registered by the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so sold.

Section 6.                                           Further Obligations

(a)                                 In connection with any registration of the sale of shares of Registrable Securities under the Securities Act pursuant to this Agreement, the Company will consult with each Holder whose Registrable Securities are to be included in any such registration concerning the form of underwriting agreement (and shall provide to each such Holder the form of underwriting agreement prior to the Company’s execution thereof) and shall provide to each such Holder and its representatives such other documents (including correspondence with the Commission with respect to the registration statement and the related securities offering) as such Holder shall reasonably request in connection with its participation in such registration.  The Company will furnish each Registering Holder whose Registrable Securities are registered thereunder and each underwriter, if any, with a copy of the registration statement and all amendments thereto and will supply each such Registering Holder and each underwriter, if any, with copies of any prospectus forming a part of such registration statement (including a preliminary prospectus and all amendments and supplements thereto, the “Prospectus”), in such quantities as may be reasonably requested for the purposes of the proposed sale or distribution covered by such registration.  In the event that the Company prepares and files with the Commission a registration statement on any appropriate form under the Securities Act (a “Registration Statement”) providing for the sale of Registrable Securities held by any Registering Holder pursuant to its obligations under this Agreement, the Company will:

(i)                                     prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration

Statement effective; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of distribution by the participating Holder or Holders thereof set forth in such Registration Statement or supplement to such Prospectus;

(ii)                                  promptly notify the Registering Holders and the managing underwriter(s), if any, (A) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission or any state securities commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (C) of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the existence of any fact which results in a Registration Statement, a Prospectus or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iii)                               use commercially reasonable efforts to promptly obtain the withdrawal of any order suspending the effectiveness of a Registration Statement;

(iv)                              if requested by a Registering Holder or the managing underwriter(s), promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Registering Holders holding a majority of the Registrable Securities being sold by Registering Holders or the managing underwriter(s) agree should be included therein relating to the sale of such Registrable Securities, including without limitation information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(v)                                 furnish to such Registering Holder and each managing underwriter at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) (provided, however, that any such document made available by the Company through EDGAR shall be deemed so furnished);

(vi)                              deliver to such Registering Holders and the underwriters, if any, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request;

(vii)                           prior to any public offering of Registrable Securities, register or qualify or cooperate with the Registering Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Registering Holder or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so required to be qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(viii)                        cooperate with the Registering Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to such Registration Statement and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least one (1) Business Day prior to any sale of Registrable Securities to the underwriters;

(ix)                              if any fact described in subparagraph (ii)(E) above exists, promptly prepare and file with the Commission a supplement or post-effective amendment to the applicable Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(x)                                 cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(xi)                              provide a CUSIP number for all Registrable Securities included in such Registration Statement, not later than the effective date of the applicable Registration Statement;

(xii)                           enter into such agreements (including an underwriting agreement in form reasonably satisfactory to the Company) and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities, including, in the case of underwritten offerings, (i) customary participation of management; provided that senior management of the Company shall not be required to dedicate an unreasonably burdensome amount of time in connection with roadshow and related marketing activities for any underwritten offering, (ii) using reasonable efforts to cause its counsel to issue opinions of counsel in form, substance and scope as are customary in underwritten offerings, including a standard “10b-5” opinion for such offering, addressed and delivered to the underwriter(s), (iii) if requested, using reasonable efforts to cause to be delivered, immediately prior to the pricing of any underwritten offering, immediately prior to effectiveness of each Registration Statement (and, in the case of an underwritten offering, at the time of closing of the sale of Registrable Securities pursuant thereto), letters from the Company’s independent registered public accountants addressed to each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent registered public accountants delivered in connection with underwritten public offerings and (iv) delivering a standard officer’s certificate from the chief executive officer or chief financial officer, or other senior officers serving such functions, of the general partner of the Company addressed to each underwriter, if any;

(xiii)                        make available for inspection by a representative of the Registering Holders whose Registrable Securities are being sold pursuant to such Registration Statement, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by such Registering Holders or underwriter, all financial and other records and any pertinent corporate documents and properties of the Company reasonably requested by such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons or entities unless disclosure of such records, information or documents is required by law, legal process or regulatory requirements; provided, further, that information shall not be deemed confidential information for purposes of this Section 6(a)(xiii), if such information (i) is already known to such Party (or its representatives), having been disclosed to such Party (or its representatives) by a third Person without such third Person having an obligation of confidentiality to the Company, (ii) is or becomes publicly known through no wrongful act of such Party (or its representatives), or (iii) is independently developed by such Party (or its representatives) without reference to any confidential information disclosed to such Party under this Agreement; and

(xiv) in the event any Holder could reasonably be deemed to be an “underwriter” (as defined in Section 2(a)(11) of the Securities Act) in connection with such Registration Statement and any amendment or supplement thereof, reasonably cooperate with such Holder in allowing such Holder to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof.  In addition, at any Holder’s request, the Company will use commercially reasonable efforts to furnish to such Holder, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request, (A) subject to such Holder’s delivery of any letter required by the Company’s independent certified public accountants, a “cold comfort” letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to such Holder, (B) an opinion, dated as of such date, of counsel representing the Company, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to such Registering Holder and (C) a standard officer’s certificate from the chief executive officer or chief financial officer, or other senior officers serving such functions, of the general partner of the Company addressed to the Holder.

(b)                                 Each Holder agrees that, upon receipt of any notice from the Company of the happening of an event of the kind described in Section 6(a)(ii)(B) through Section 6(a)(ii)(E), such Holder will immediately discontinue disposition of shares of Registrable Securities pursuant to a Shelf Registration Statement until such stop order is vacated or such Holder receives a copy of the supplemented or amended Prospectus.  If so directed by the Company, each Holder will deliver to the Company (at the reasonable expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such shares of Registrable Securities at the time of receipt of such notice.

Section 7.                                           Further Information Furnished by Holders

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2 through 6 that the Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of distribution of such securities as shall be required to effect the registration or offer and sale of their Registrable Securities.

Section 8.                                           Indemnification

In the event any Registrable Securities are included in a registration statement under Sections 2, 3 or 4:

(a)                                 To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder and underwriter (as defined in the Securities Act) and each of the officers, directors, partners and agents of each such Holder and underwriter, and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or any violation or alleged violation by the Company or any officer, director, employee, advisor or affiliate thereof  of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and the Company will reimburse each such Holder, officer, director, partner or agent, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned, delayed or denied), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration or offering by any such Holder or underwriter.  The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder or underwriter or any officer, director or controlling Person of such Holder or underwriter and shall survive the transfer of securities.

(b)                                 To the fullest extent permitted by law, each Holder severally, and not jointly, will, if shares of Registrable Securities held by such Person are included in the securities as to which such registration or offering is being effected, indemnify and hold harmless the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each Person, if any, who controls the Company within the meaning of the Securities Act, each underwriter (within the meaning of the Securities Act) of the Company’s securities covered by such registration or offering, any Person who controls such underwriter, and any other Holder selling securities in such registration and each of its directors, officers, partners or agents or any Person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such underwriter, other Holder, director, officer, partner or agent or controlling Person may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration or offering, and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such underwriter, other Holder, officer, director, partner or agent or controlling Person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned, delayed or denied); and provided, that in no event shall any indemnity under this Section 8(b) exceed the net proceeds from the offering received by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party shall have been advised by counsel that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure of any indemnified party to notify an indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 8 only to the extent that such failure to give notice shall materially prejudice the indemnifying party in the defense of any such claim or any such litigation, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 8.

(d)                                 If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e)                                  The obligations of the Company and the Holders under this Section 8 shall survive completion of any offering of Registrable Securities pursuant to any Registration Statement.

(f)                                   Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any registration or offering provided for under Sections 2, 3 or 4 are in conflict with the foregoing provisions of this Section 8, the provisions in such underwriting agreement shall control.

Section 9.                                           Rule 144 Reporting

The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act, and will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder following an exchange of AAP Class A Units and PAGP Class B Shares for PAGP Class A Shares to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.  Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 10.                                    Assignment of Rights

The provisions hereof will inure to the benefit of and be binding upon the successors and assigns of each of the Parties hereto, except as otherwise provided herein; provided, however, that the registration rights granted hereby may be transferred to any Person to whom a Holder transfers Registrable Securities pursuant to a Permitted Transfer in accordance with the terms of the AAP Partnership Agreement, provided further that any such transferee shall not be entitled to rights pursuant to Sections 2, 3 or 4 hereof unless such transferee of registration rights hereunder agrees to be bound by the terms and conditions hereof and executes and delivers to the Company a customary acknowledgment and agreement to such effect; and provided further that a

Demanding Holder’s right to make a single and final request with respect to its remaining Registrable Securities may not be assigned to any transferee unless the transferee acquires Registrable Securities having a fair market value at the time of transfer of the last prior transfer of Registrable Securities, of at least two hundred million dollars ($200,000,000).  Any Holder transferring Registrable Securities shall provide notice of any such transfer to the Company, including the identity and notice information for the transferee.

In the event that EMG effects a Permitted Transfer to one or more of its members in accordance with the terms of the AAP Partnership Agreement, notwithstanding any such Transfer, EMG shall act as the representative of such transferees for all purposes under this Agreement and thereafter remain the notice party for all purposes under this Agreement with respect to such transferees, and EMG shall be responsible for providing notices to, and delivering responses from, such transferees.

Section 11.                                    Amendment of Registration Rights

Except as otherwise provided in this Agreement, any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of at least sixty percent (60%) of the Registrable Securities; provided that Section 13(a) may only be amended with the written consent of the Company, acting through the board of directors of its general partner (without participation of any representative of Oxy, EMG or Kayne Anderson).  Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each Holder and the Company.

Annex A hereto may be amended or supplemented from time to time by the Company to reflect any Transfers that result in Registrable Securities no longer qualifying as Registrable Securities or Transfers involving an assignment of Registrable Securities effected in accordance with Section 10, and any such amendment or supplement shall not be considered an amendment of this Agreement. Upon the reasonable request of the Company from time to time, each Holder hereby agrees to provide a certification to the Company as to the number of Registrable Securities held by such Holder. In addition, upon the execution of a customary acknowledgement and agreement agreeing to be bound by the terms and conditions hereof, the Company shall promptly amend or supplement Annex A from time to time to reflect the inclusion of any holder of vested AAP Class B Units, it being the intent of the Parties that all holders of vested AAP Class B Units become a Party to this Agreement subject to the execution and delivery of such customary acknowledgment and agreement.  Further, upon any such amendment or supplement of Annex A to reflect the inclusion of any holder of vested AAP Class B Units, the Company will take all appropriate action to include such Holder’s Registrable Securities in any effective Shelf Registration Statement.  Any such addition of a holder of AAP Class B Units shall not be considered an amendment of this Agreement.  The Company may also amend or supplement Annex A from time to time to reflect any increase or reduction in the ownership of vested AAP Class B Units held by any Holder and any such amendment or supplement shall not be considered an amendment of this Agreement.

Section 12.                                    Limitations on Subsequent Registration Rights

From and after the date of this Agreement and so long as the original Parties to this Agreement continue to own at least ten percent (10%) of the Registrable Securities initially subject to this Agreement, the Company shall not, without approval of the Holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are equivalent to or more favorable than the registration rights granted to holders of Registrable Securities hereunder, or which would reduce the amount of Registrable Securities the holders can include in any registration filed or offering effected pursuant to Section 3 or Section 4 hereof, unless such rights are subordinate to those of the Holders of Registrable Securities.

Section 13.                                    Transfer Restrictions; “Market Stand-off” Agreement

(a)                                 During the Lock-Up Period, each of Oxy, EMG, Kayne Anderson and PAA Management hereby agrees not to, and hereby agrees to cause its respective Affiliates not to, directly or indirectly, Transfer any PAGP Class A Shares issuable upon exchange of their AAP Class A Units and PAGP Class B Shares; provided that the foregoing Persons may (i) effect any Permitted Transfer (as such term is defined in the AAP Partnership Agreement), (ii) effect, following any such exchange, any Transfer of PAGP Class A Shares that would have been permitted under subclauses (a), (b) and (c) of the definition of Permitted Transfer (as such term is defined in the AAP Partnership Agreement) prior to such exchange, in each of clauses (i) and (ii) above so long as any transferee in such Transfer agrees in writing to be subject to the restrictions contained in this Section 13 for the remaining term of the Lock-Up Period, and (iii) make de minimus charitable gifts to any entity or organization registered under Section 501(c)(3) of the Internal Revenue Code.  The restrictions contained in this Section 13 may only be waived by the Company, acting through the board of directors of its general partner (without participation of any representative of Oxy, EMG or Kayne Anderson), which may grant or refuse to grant any such waiver in its sole discretion.

(b)                                 In connection with any underwritten offering pursuant to this Agreement, each Holder, other than the Wachovia Holders, hereby agrees, subject to and following its receipt of notice from the Company, that it (i) will not, to the extent requested by the Company and any underwriter, sell or otherwise transfer or dispose of any Registrable Securities, except securities included in such offering or certain permitted transfers of securities pursuant to the AAP Partnership Agreement, during the period beginning fifteen (15) days prior to the expected date of “pricing” of such offering and continuing for a period not to exceed forty-five (45) days with respect to any offering beginning on the date of such final prospectus (or prospectus supplement if the offering is made pursuant to a Shelf Registration Statement), and (ii) will enter into agreements with the underwriter in connection with any such sale to give effect to the foregoing.  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each such Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such forty-five (45)-day period.

Section 14.                                    Miscellaneous

(a)                                 Notices. All notices and other communications provided for or permitted hereunder shall be in writing or be delivered via e-mail (which shall also constitute written notice) and shall be deemed to have been duly given and received when, if in writing, delivered by overnight courier or hand delivery, when sent via e-mail, receipt of such e-mail is confirmed by the recipient thereof (either by e-mail or orally), when sent by fax, or three (3) days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices, provided that notices of a change of address shall be effective only upon receipt thereof).

If to the Company, at:

333 Clay Street, Suite 1600
Houston, Texas 77002
Attention: General Counsel
Fax: 713.646.4313

Email: RKMcGee@paalp.com

If to any Holder of Registrable Securities, to such Person’s address set forth on Annex A or as set forth on the records of the Company.

(b)                                 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c)                                  Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(d)                                 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

(e)                                  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(f)                                   Entire Agreement. This Agreement is intended by the Parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to Registrable Securities. This Agreement supersedes all prior written or oral agreements and understandings between the Parties with respect to such subject matter.

(g)                                  Securities Held by the Company or its Subsidiaries. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(h)                                 Termination. This Agreement shall terminate when no shares of Registrable Securities remain outstanding; provided that Sections 8 and 14 shall survive any termination hereof.

(i)                                     Specific Performance. The Parties hereto recognize and agree that money damages may be insufficient to compensate the Holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Shareholder and Registration Rights Agreement to be duly executed as of the date first above written.

COMPANY:

PLAINS GP HOLDINGS, L.P.

By:	PAA GP Holdings LLC, its general partner

	By:	/s/ Richard McGee
	Name:	Richard McGee
	Title:	Executive Vice President
General Counsel and Secretary

HOLDERS:

OXY HOLDING COMPANY (PIPELINE), INC.

By:	/s/ Todd A. Stevens
Name:	Todd A. Stevens
Title:	Vice President

Address for notice:
Ken Royer
Oxy Holding Company (Pipeline), Inc.
10899 Wilshire Boulevard
Los Angeles, CA 90024
Fax: —
Email: Ken_Royer@oxy.com

EMG INVESTMENT, LLC

By: EMG Admin LP, its manager
By: EMG Admin, LLC, its general partner

By:	/s/ John T. Raymond
Name:	John T. Raymond
Title:	Chief Executive Officer

Address for notice:
John T. Raymond
The Energy & Minerals Group
811 Main St., Ste 4200
Houston, TX 77002
Fax: 713-579-5015
Email: jraymond@emgtx.com

Signature Page to Registration Rights Agreement

KAFU HOLDINGS, L.P.

By:	KAFU Holdings, LLC, its general partner

By:	/s/ David Shladovsky
Name:	David Shladovsky
Title:	General Counsel

Address for notice:
David Shladovsky
1800 Avenue of the Stars, 3rd Floor
Los Angeles, CA 90067
Fax: 310-284-2438
Email: dshladovsky@kaynecapital.com

KA FIRST RESERVE XII, LLC

By:	/s/ David Shladovsky
Name:	David Shladovsky
Title:	General Counsel

Address for notice:
David Shladovsky
600 Travis, Suite 6000
Houston, TX 77002
Fax: 310-284-2438
Email: dshladovsky@kaynecapital.com

PAA MANAGEMENT, L.P.

By:	PAA Management LLC, its general partner

By:	/s/ Al Swanson
Name:	Al Swanson
Title:	Executive Vice President, Treasurer and
Chief Financial Officer

Address for notice:
Richard McGee
333 Clay Street, Suite 1600
Houston, TX 77002
Fax: 713-646-4313
Email:	rkmcgee@paalp.com

Signature Page to Registration Rights Agreement

STROME PAA, L.P.

By:	Strome Investment Management, LP,
its general partner

By:	/s/ Mark. E Strome
Name:	Mark E. Strome
Title:	President & Chief Executive Officer

Address for notice:
Mark E. Strome
Strome PAA LP
100 Wilshire Blvd. Suite 1750
Santa Monica, CA 90401
Fax: 310-752-1483
Email: mstrome@strome.com

MARK E. STROME LIVING TRUST

By:	/s/ Mark. E Strome
Name:	Mark E. Strome
Title:	Settlor & Trustee

Address for notice:
Mark E. Strome
Strome PAA LP
100 Wilshire Blvd. Suite 1750
Santa Monica, CA 90401
Fax: 310-752-1483
Email: mstrome@strome.com

WINDY, L.L.C.

By:	/s/ W. David Scott
Name:	W. David Scott
Title:	Manager

Address for notice:
W. David Scott
P.O.Box 159
Elk Mountain, WY 82324
Fax: 402-997-7525
Email: dscott@tetradcorp.com

Signature Page to Registration Rights Agreement

LYNX HOLDINGS I, LLC

By:	/s/ John T. Raymond
Name:	John T. Raymond
Title:	Sole Member

Address for notice:
John T. Raymond
The Energy & Minerals Group
811 Main St., Ste 4200
Houston, TX 77002
Fax: 713-579-5015
Email: jraymond@emgtx.com

KAFU HOLDINGS II, L.P.

By:	KAFU Holdings, LLC, its general partner

By:	/s/ David Shladovsky
Name:	David Shladovsky
Title:	General Counsel

Address for notice:
David Shladovsky
1800 Avenue of the Stars, 3rd Floor
Los Angeles, CA 90067
Fax: 310-284-2438
Email: dshladovsky@kaynecapital.com

KAYNE ANDERSON MLP INVESTMENT COMPANY

By:	/s/ David Shladovsky
Name:	David Shladovsky
Title:	General Counsel

Address for notice:
David Shladovsky
1800 Avenue of the Stars, 3rd Floor
Los Angeles, CA 90067
Fax: 310-284-2438
Email: dshladovsky@kaynecapital.com

Signature Page to Registration Rights Agreement

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY

By:	/s/ David Shladovsky
Name:	David Shladovsky
Title:	General Counsel

Address for notice:
David Shladovsky
1800 Avenue of the Stars, 3rd Floor
Los Angeles, CA 90067
Fax:	310-284-2438
Email: dshladovsky@kaynecapital.com

KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC.

By:	/s/ David Shladovsky
Name:	David Shladovsky
Title:	General Counsel

Address for notice:
David Shladovsky
1800 Avenue of the Stars, 3rd Floor
Los Angeles, CA 90067
Fax: 310-284-2438
Email: dshladovsky@kaynecapital.com

/s/ Jay Chernosky
Name: Jay Chernosky

Address for notice:
Jay M. Chernosky
602 Fall River Rd
Houston, TX 77024
Fax: 713-739-0358
Email: jay.chernosky@wellsfargo.com

Signature Page to Registration Rights Agreement

/s/ Paul N. Riddle
Name: Paul N. Riddle

Address for notice:
Paul N. Riddle
11910 Wink Rd.
Houston, TX 77024
Fax: 713-739-0358
Email: paul.riddle@wellsfargo.com

/s/ Russell T. Clingman
Name: Russell T. Clingman

Address for notice:
Russell Clingman
3107 Oakmont Drive
Sugar Land, TX 77479
Fax: 713-650-6354
Email: russell.clingman@wellsfargo.com

/s/ David E. Humphreys
Name: David E. Humphreys

Address for notice:
David Humphreys
3708 Chevy Chase Dr.
Houston, TX 77019
Fax: 713-650-6354
Email: dehumphreys@att.net

/s/ Philip J. Trinder
Name: Philip J. Trinder

Address for notice:
Philip Trinder
4020 Marlowe
Houston, TX 77005
Fax: —
Email: philiptrinder@sbcglobal.net

Signature Page to Registration Rights Agreement

KIPP PAA TRUST

By:	/s/ Christine Kipp
Name:	Christine Kipp
Title:	Trustee

Address for notice:
James M. Kipp
1105 Thurman Bluff Drive
Spicewood, TX 78669
Fax: 704-383-3097
Email: james.kipp@wellsfargo.com

Signature Page to Registration Rights Agreement